                                  EXHIBIT 23.2
                          CONSENT OF NEFF & RICCI, LLP


To the Board of Directors
AutoTradeCenter.com, Inc.


We consent to the incorporation by reference in the registration statement on Form S-8 of AutoTradeCenter.com, Inc. of our report dated June 14, 1999, relating to the consolidated balance sheet of AutoTradeCenter.com, Inc. and subsidiaries as of March 31, 1999, and the related consolidated statements of income, changes in stockholers' equity, and cash flows for the year then ended.


/s/ Neff & Ricci LLP

Albuquerque, New Mexico
May 15, 2000